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                                   EXHIBIT A

                                   AGREEMENT
                                       TO
                           JOINTLY FILE SCHEDULE 13D

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of Securities of NeoPharm, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


DATED: February 4, 1999
       Chicago, Illinois               E.J. FINANCIAL/OCI MANAGEMENT L.P.




                                       BY:    /s/ John N. Kapoor
                                          --------------------------------------
                                                  JOHN N. KAPOOR
                                                  Its Managing General Partner


DATED: February 4 , 1999                      /s/ John N. Kapoor
       Chicago, Illinois                   -------------------------------------
                                                  JOHN N. KAPOOR





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